Exhibit 99.1

Ladenburg Thalmann Announces Intention to Delist Certain of Its Securities

MIAMI, February 14, 2020 — Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF, LTSK, LTSH) (“Ladenburg”) today announced that it intends to delist certain of its securities and has provided the below notice to holders of its 8.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) announcing a change of control upon the closing of its merger with Advisor Group. Please see below for more information.

Delisting of Certain Ladenburg Securities

Ladenburg today notified the NYSE American (“NYSE”) of its intention to voluntarily delist its 8.00% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share, (the “Series A Preferred Stock”), its 6.50% Senior Notes due 2027 (the “6.50% 2027 Notes”), its 7.00% Senior Notes due 2028 (the “7.00% 2028 Notes”), its 7.25% Senior Notes due 2028 (the “7.25% 2028 Notes”), and its 7.75% Senior Notes due 2029 (the “7.75% Senior Notes” and, together with the 6.50% 2027 Notes, the 7.00% 2028 Notes and the 7.25% 2028 Notes, the “Notes”) from the NYSE, as well as its intention to deregister the Notes and the Series A Preferred Stock from registration with the Securities and Exchange Commission (“SEC”) following the consummation of Ladenburg’s previously acquisition by Advisor Group Holdings, Inc. (“Advisor Group”). We have not arranged to list or register either the Series A Preferred Stock or the Notes on another national securities exchange or for the quotation of such securities in any other medium. While Advisor Group and Ladenburg intend to cooperate with broker-dealers to facilitate over-the-counter trading of the Notes and the Series A Preferred Stock (with respect to the Series A Preferred Stock, to the extent that shares of Series A Preferred Stock are not fully converted or redeemed in connection with the Ladenburg Merger and remain outstanding), there is no assurance that such a market will develop.

As previously announced, on November 11, 2019, Ladenburg entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Ladenburg, Advisor Group and Harvest Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Advisor Group, pursuant to which Ladenburg agreed to be acquired by Advisor Group through a cash merger, in which each outstanding share of Ladenburg’s common stock will be converted into cash payments of $3.50 per share (the “Transaction”). With its acquisition by Advisor Group, Ladenburg is proceeding to delist the Notes and the Series A Preferred Stock in connection with the closing of the transactions contemplated by the Merger Agreement.

Notice of Change of Control for Holders of Series A Preferred Stock (CUSIP No. 50575Q201)*

Reference is hereby made to the Articles of Amendment to the Articles of Incorporation of Ladenburg Financial Services Inc.’s Designation of Preferences, Limitations and Relative Rights of 8.00% Series A Cumulative Redeemable Preferred Stock, $25.00 Liquidation Preference (the “Designation of Preferences”). Capitalized terms used herein but not defined within this Notice of Change of Control shall have the respective meanings assigned to such terms in the Designation of Preferences.

NOTICE IS HEREBY GIVEN, to each holder (herein “Holder,” “you” or “yours”) of shares of 8.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), pursuant to Section 7 of the Designation of Preferences, that, pursuant to an agreement and plan of merger, dated November 11, 2019 (the “Merger Agreement”), by and among Ladenburg Thalmann Financial Services Inc., a Florida corporation (“LTFS”), Advisor Group Holdings, Inc., a Delaware corporation (“AG”), and Harvest Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of AG (“Harvest Merger Sub”), on February 14, 2020, Harvest Merger Sub was merged with and into LTFS, with LTFS as the surviving corporation (the “Ladenburg Merger”), which, along with the delisting of LTFS’s common stock from a national securities exchange, constitutes a Change of Control pursuant to the Designation of Preferences.

Subject to the terms and conditions contained in the Merger Agreement, each share of common stock, par value $0.0001 per share, of LTFS (the “Ladenburg Common Stock”) issued and outstanding immediately prior to the effective time of the Ladenburg Merger (other than (i) Ladenburg Common Stock owned by AG or any of its direct or indirect wholly owned subsidiaries or LTFS, and in each case, not held on behalf of third parties and (ii) restricted stock awards of LTFS), was cancelled and converted into the right to receive $3.50 in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”).

Upon the occurrence of a Change of Control, each Holder has the right (unless, prior to the Change of Control Conversion Date, LTFS has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock held by such holder, in which case such Holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of the shares of Series A Preferred Stock held by such Holder into the Conversion Consideration (as described below).

The Change of Control Conversion Date, which is the last date on which Holders may exercise their Change of Control Conversion Right, is March 5, 2020.

Pursuant to Section 7(e) of the Designation of Preferences, each Holder will be entitled to receive cash as the Alternative Conversion Consideration for each share of Series A Preferred Stock, and, pursuant to Section 7(d) of the Designation of Preferences, the Common Stock Price shall be the Merger Consideration.

The Conversion Consideration to be received by each Holder is cash in the amount of $25.0389 per share of Series A Preferred Stock, which includes the accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date.

If, prior to the Change of Control Conversion Date, LTFS provides notice of its election to redeem all or any shares of Series A Preferred Stock, Holders will not be able to convert shares of Series A Preferred Stock called for redemption and such shares will be redeemed on the applicable redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Rights.

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To exercise the Change of Control Conversion Right, each Holder must deliver, on or before 5:00 p.m., New York City time, on March 5, 2020, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series A Preferred Stock held in book-entry form through a Depositary to deliver, on or before 5:00 p.m., New York City time, on March 5, 2020, the shares of Series A Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice (via facsimile, PDF or other electronic transmission thereof) in the form of the notice of conversion (the “Notice of Conversion”) attached hereto as Annex A, duly completed, to American Stock Transfer & Trust Company, LLC, LTFS’s transfer agent for the Series A Preferred Stock, which Notice of Conversion must state: (i) the Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock. Please be advised that DTC participants with Holders who are beneficial owners seeking to convert their shares must submit their shares of Series A Preferred Stock to the conversion and paying agent listed below through DTC’s ATOP function.

Holders may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal. The notice of withdrawal delivered by any Holder to the paying agent (the “Notice of Withdrawal”), the form of which is attached hereto as Annex B, or the Depositary, as necessary, must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the holder’s conversion notice. If necessary, Holders must comply with the applicable procedures of the Depositary or the paying agent to effectuate the withdrawal. The last time and date on which Holders may withdraw their shares of Series A Preferred Stock surrendered for conversion is 5:00 p.m., New York City time, on March 4, 2020.

You are under no obligation to surrender your shares of Series A Preferred Stock for conversion pursuant to the Change of Control Conversion Right. You may decide to take no action and retain your shares of Series A Preferred Stock and, if declared, will receive future dividends on your shares of Series A Preferred Stock.

You may choose to:

●	Retain your shares of Series A Preferred Stock: You may choose to continue holding your shares of Series A Preferred Stock.

●	If you continue to hold your shares of Series A Preferred Stock, you will also retain the right to receive dividends (if declared) on your shares of Series A Preferred Stock and your other rights pursuant to the terms of the Designation of Preferences. Further, AG expects to conduct an internal restructuring pending regulatory approval that would result in the Series A Preferred Stock (to the extent that shares of the Series A Preferred Stock are not fully converted or redeemed) becoming structurally subordinated to the indebtedness of AG and its subsidiaries.

●	Further, while the Series A Preferred Stock is expected to be delisted from the NYSE American in the first quarter of 2020 and subsequently deregistered with the SEC, AG and LTFS intend to cooperate with broker-dealers to support over-the-counter trading of the Series A Preferred Stock to the extent that shares of Series A Preferred Stock are not fully converted (or redeemed) in connection with the Ladenburg Merger and remain outstanding, but there is no assurance that such a market will develop.

●	Further, even if the expected delisting of the Series A Preferred Stock occurs, LTFS plans to post annual and quarterly reports on an electronic, web-based portal accessible to Holders.

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●	Convert your shares of Series A Preferred Stock into the Conversion Consideration: If you exercise your right to convert your shares of Series A Preferred Stock at or prior 5:00 p.m. New York City time, on March 5, 2020, you will receive $25.0389 per share of Series A Preferred Stock, which includes the accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date.

You are urged to read the remainder of this Notice of Change of Control & Information Statement to more fully understand the risks of retaining or converting your shares of Series A Preferred Stock. However, this Information Statement does not purport to be complete, and you are urged to consult your own tax, legal and investment advisers before determining to retain or convert your shares.

The name and address of the transfer agent, paying agent and conversion agent is:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Tel. (718) 921-8200
afrenkel@astfinancial.com

* No representation is made as to the correctness or accuracy of the CUSIP number listed above or printed on the Series A Preferred Stock.

About Ladenburg

Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS; LTS PrA; LTSL; LTSF; LTSK; LTSH) is a diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent advisory and brokerage (IAB) firms Securities America, Triad Advisors, Securities Service Network, Investacorp and KMS Financial Services, as well as Premier Trust, Ladenburg Thalmann Asset Management, Highland Capital Brokerage, a leading independent life insurance brokerage company and full-service annuity processing and marketing company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

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Forward-looking Statements

This press release contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Ladenburg’s and Advisor Group’s control. Statements in this document regarding Ladenburg and Advisor Group that are forward-looking are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Ladenburg and Advisor Group. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated, including, but not limited to, the effect of the announcement or consummation of the acquisition by Advisor Group of Ladenburg’s business relationships, operating results, and business generally. The list above is not exhaustive. Because forward-looking statements involve risks and uncertainties, the actual results and performance of Ladenburg may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Ladenburg also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein.

Readers should carefully review the risks and uncertainties disclosed in Ladenburg’s reports with the SEC, including those set forth in Part I, “Item 1A. Risk Factors” in Ladenburg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q and other reports or documents Ladenburg files with, or furnishes to, the SEC from time to time. Except as specifically noted, information on, or accessible from, any website to which this press release contains a hyperlink is not incorporated by reference into this press release and does not constitute a part of this press release. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations or financial condition of Ladenburg or Advisor Group. All forward-looking statement in this communication are qualified in their entirety by this cautionary statement.

Media Contacts:

Emily Claffey / Benjamin Spicehandler
Sard Verbinnen & Co
212-687-8080

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